Exhibit 10.5

OPTION/PURCHASE AGREEMENT

This Option/Purchase Agreement (the “Agreement”) dated as of September 21, 2007, by and between IndieShares, LLC a Washington Limited Liability Company, including its affiliates and subsidiaries, collectively (“Purchaser”) and Sheila Jenca, 2907 Haddington Dr., Los Angeles, CA 90064 (“Owner”).

1.	REPRESENTATIONS AND WARRANTIES

a.	Sole Owner: Owner represents and warrants to Purchaser that Owner is the sole and exclusive author and proprietor, throughout the world, of that certain unpublished original screenplay written by Owner currently entitled “Waitlist” (the “Work”), and that Owner owns and controls the rights granted herein to Purchaser, inclusive of all copyrights therein.

b.	Prior Uses: Owner represents and warrants to Purchaser that the Work has not been published in any place in the world, and that no other copyright relating to the Work has been effected, no other registration relating to copyright protection thereof has been made effective and no other registration relating to copyright protection thereof has been made.

c.	Copyright Information: Owner represents and warrants that the copyright information set forth in paragraph 1a. and 1b. above is true and correct.

d.	Prior Versions: Owner represents and warrants that no motion picture or dramatic version of the Work or any part thereof has been authorized or produced; no development or production based on the Work or any part thereof has been authorized, produced, presented or broadcast on radio or television; and no written or oral agreement or commitment whatsoever with respect to the Work or any rights therein have heretofore been made or entered into by or on behalf of Owner; none of the rights herein granted and assigned, or purported to be granted and assigned, to Purchaser have been granted or assigned to any other person.

e.	No Infringement or Violation of Third Party Rights: Owner represents and warrants that the Work is not adapted from any other literary, dramatic or other material of any kind or nature nor does the Work copy or use the plot, scenes, sequences, story or characters of any other literary, dramatic or other material; that the Work does not infringe upon any statutory or common law rights in any other literary, dramatic or other materials; that no material in the Work is libelous or violative of the rights of privacy or any other rights of any other person and the full use of the rights in the Work herein granted to Purchaser will not violate any rights of any person; and that the Work is not in the public domain in any country in the world where copyright protection is available. Owner’'s representation and warranties do not extend to changes made to the Work by Purchaser, and Purchaser indemnifies Owner on the same terms as set forth above with regard to any such changes made to the Work.

f.	No Impairment of Rights: Owner represents and warrants to Purchaser that Owner is the exclusive proprietor throughout the world of the rights in the Work herein granted to Purchaser; that Owner has not assigned, licensed or in any manner encumbered or impaired said rights; that Owner has not committed or omitted to do any act by which the rights might be diminished or impaired; and that there is no outstanding claim or litigation pending against the title, ownership or copyright of the Work or any part thereof or in the rights therein. Owner further represents and warrants that no attempt hereafter will be made to encumber, diminish or impair any of the rights herein granted and that all appropriate protection of such rights will continue to be maintained by Owner.

2.	COMPENSATION FOR SCREENPLAY

a.	Option: Owner grants to Purchaser an exclusive option to purchase the sole and exclusive motion picture and other rights set forth in Paragraphs 5 and 6 herein. As full consideration, and without any reservations as to the sufficiency thereof, Purchaser agrees to pay and Owner agrees to accept the sum of One Hundred Dollars ($100) (the “Option Fee”). The initial term of the Option shall be for three (3) months (the “Option Term”) commencing as of the date set forth above. However, at any time prior to the sooner of project voting on Purchaser’s website or Purchaser communicating to its website registrants that Purchaser has executed this Agreement (e.g., via mass email communication that the Work was “optioned”), Owner may terminate this Agreement provided that Owner reimburses Purchaser for the Option Fee paid to Owner. At Purchaser’s discretion, the Option Term may be extended for up to two additional, consecutive periods each equal to three (3) months, provided that written notice is sent to Owner prior to the end of the then current Option Term accompanied by an additional Option Fee of One Hundred Dollars ($100) for each such extension. If after nine months Purchaser is actively engaged in raising production funds, then the Option Term may be extended by Purchaser on a running basis for up to four additional, consecutive three-month terms upon notice to Owner and payment of an additional Option Fee of One Hundred Dollars ($100) for each three (3) month extension of the Option Term as exercised by Purchaser.

b.	Purchase Price: If Purchaser elects to exercise its Option to purchase the rights set forth herein, Purchaser shall give Owner written notice of Purchaser’s election, and shall pay to Owner the Purchase Price, which shall not be reduced by the sum of the Option Fee(s). The Purchase Price shall be One and One/Half Percent (1.5%) of the “Production Budget”, measured as of the commencement of principal photography excluding financing fees, bonds, bonding fees, contingency, and all compensation paid to Owner, except in no event shall the Purchase Price be less than Thirty Thousand Dollars ($30,000) or more than Seventy Five Thousand Dollars ($75,000). If at the time of exercise of Purchaser’s option, the Production Budget is not set, then the minimum amount set forth above will be paid to Owner upon exercise of the Option and adjusted as necessary upon commencement of principle photography. In the event Owner does not receive sole screenplay writing credit, as further described in Paragraph 8, then the Purchase Price described above shall be reduced by Fifty Percent (50%). For the avoidance of confusion, Purchaser shall be obligated to utilize Owner, at no additional cost to Purchaser, for material rewrites of the Work. In the event Owner cannot or is unwilling to complete rewrites of the Work, for any reason, Purchaser shall have the right to engage other writers to rewrite the Work, thereby impacting Owner’s screenwriting credit and reducing the Purchase Price as described above.

c.	Contingent Compensation: If Purchaser or its assignee produces a motion picture materially based on the Work, and Owner is not in breach of this Agreement, then in addition to the compensation set forth above, Purchaser shall pay to Owner additional, contingent compensation (“Contingent Compensation”) equal to Three Percent (3%) of One Hundred Percent (100%) of Purchaser’s “Net Profits”, if any, earned and received by Purchaser from exploitation of the first motion picture based on the Work only if Owner receives sole screenplay credit. If Owner receives shared screenplay credit, then Owner shall receive One and One Half of One Percent of One Hundred Percent (1 1/2% of 100%) of the Net Profits. Net Profits, shall be defined, calculated and payable pursuant to the same definition and calculation as contained in the agreement between Purchaser or its assignee and the motion picture’s financing entity, a copy of which will be provided to Owner.

d.	Payment: With respect to any payment to be made to Owner hereunder, it is expressly agreed that should Purchaser fail to make such payment as herein provided due to a force majeure type event, as commonly understood in the motion picture industry, then Purchaser shall not be deemed in default hereunder, and will have a reasonable opportunity to cure such failure. Payments to Owner hereunder will be made by check(s) drawn on Purchaser’s (or its assignee’s) bank account. Purchaser shall provide Owner with a copy of an audit or other business report regarding the disposition of the Work, as produced in Purchaser’s normal course of business, upon written request from Owner.

3.	INDEMNIFICATION

Owner does hereby agree at all times to indemnify and hold Purchaser harmless of and from any and all claims, demands, liabilities, losses, costs or expenses (including attorneys’ fees) or causes of action arising out of or in connection with any breach or claim of breach of any of Owner’s representations, warranties, covenants or agreements herein contained. Owner’s obligations under this section relate only to the rights in the Work acquired by Purchaser hereunder and not to any changes or additions which are made by Purchaser in the exercise of the rights granted Purchaser hereunder. As to such changes or additions, Purchaser shall indemnify Owner on the same basis as set forth above.

4.	REVERSION

If, at the expiration of any Option Term Purchaser has not exercised its rights either to extend the Option Term or to purchase the rights, both as hereinabove provided, all rights previously granted to Purchaser in the Work, unless agreed to otherwise, shall revert back to Owner and Owner shall retain all Option Fees paid.

5.	RIGHTS GRANTED

Upon Purchaser’s exercise of its Option, Owner hereby grants, sells and assigns to Purchaser, solely, exclusively, in perpetuity and throughout the world, all rights in and to the Work. Owner shall concurrently herewith execute a short form assignment in the form of Exhibit “A” attached hereto for filing in the copyright office as evidence of such grant of rights. Without limiting the generality of the foregoing, Owner specifically grants the following particular rights:

a.	Motion Pictures: To make any number of silent, sound, talking and/or musical motion picture versions of the Work or any part or parts thereof, in any format or delivery system now or hereafter known.

b.	Copies: To make copies and reproductions of such motion pictures on 35mm film, film of other widths and/or gauges, videotape, and/or discs and any other material, whether now known or hereafter invented.

c.	Production, Distribution: To produce, transmit, distribute and exhibit such motion pictures by and with sound and voice recording, reproducing and transmitting devices, radio devices, television devices and all other devices and improvements, present or future, which may now or hereafter be used for or in connection with the production, transmission, distribution and exhibition of any present or future kind of motion picture productions.

d.	Telecast: To televise such motion pictures, and to produce motion pictures for purposes of television and to transmit, reproduce, distribute, exhibit, advertise and exploit such motion pictures in any manner.

e.	Adaptations: To translate, adapt, arrange, change, transpose, add to and subtract from the Work and title thereof to such extent as Purchaser may desire, to make remakes or sequels to and new versions and adaptations of the Work or any part or parts thereof (including the right to make television series), to use excerpts from the Work for the title, subtitles, text and dialogue of such motion pictures, to interpolate other material in such motion pictures, and to use the Work or any part or parts thereof or the title, theme and characters thereof in conjunction with any other literary, dramatic, musical or other material of any kind in the making of such motion pictures and the advertising, exploitation and publicizing thereof.

f.	Digital Media: To produce, reproduce, distribute, exhibit, vend and otherwise exploit all digital media rights in connection with the Work.

g.	Exploitation: To produce, reproduce, distribute, exhibit, vend, and otherwise exploit and dispose of such motion pictures, trailers, and stills in connection therewith for any and all motion picture uses and purposes, including theatrical, non-theatrical, pay television, video cassette and disc and sound record uses and purposes, and to authorize and license others so to do, throughout the world, including the right to make and use and exploit sound records, sound on film, tape and cassettes, audio-visual devices of any type, and all other contrivances and devices now or hereafter used for producing, recording, transmitting, distributing and exhibiting motion pictures.

h.	Copyright: To secure copyright and renewals and extensions of copyright in such motion pictures in the United States and in all other countries of the world where the same may be secured or is provided for, in the name and for the benefit of Purchaser or otherwise.

i.	Title: To use the title by which the Work is now, or hereafter may be, known as the title of any motion picture or motion pictures based thereon in whole or in part, or in which any part of the Work is used, or for any other motion picture or motion pictures or in the exercise of any of Purchaser’s rights hereunder; but, Purchaser shall not be obligated to use said title, and may use any other title or titles for any motion picture version or versions of the Work and may change the title of any such motion picture from time-to-time.

j.	Publishing: To publish or license for publication the screenplay of each motion picture version in English or any other language and in any part of the world, including novelizations based on the Work.

k.	Merchandising: To exploit, sell, and dispose of merchandising rights and commercial tie-up rights, and to authorize and license others so to do, with the right to protect such merchandise and rights by copyright, trademark, patent or otherwise in Purchaser's name or that of its nominee(s).

l.	Records: To record as sound records (whether in disc, cartridge, tape, magnetic, electronic or other form) the Work and versions and adaptations thereof and to deal in and exploit the same and music publishing rights in and to the Work and to license others so to do.

m.	Life Story: To use Owner’s biography, story, experiences, name, likeness, correspondence, memorabilia, photographs, recollections, anecdotes, and other information relating to Owner’s life, approved in each instance by Owner, as they relate to the Work and its promotion.

n.	Legitimate Stage: To adapt and/or produce any number of plays for the legitimate theatre based on the Work.

o.	Rights to Make Changes: Having acknowledged understanding of the needs of motion picture production by granting Purchaser the unlimited right to change, vary, alter, add to, take from, substitute, combine and modify the Work, Owner hereby waives (for itself, its heirs, executors, administrators and assigns) the benefits of any provision of law known as the “droit moral” or any similar laws or legal principles, and agrees (for itself, its heirs, executors, administrators, and assigns) not to institute, support, maintain or permit directly or indirectly any litigation or proceedings instituted or maintained on the ground that any motion picture produced, distributed or exhibited by Purchaser and based, or claimed to be based, upon the Work or using any material therefrom, in any way constitutes an infringement or violation of any of its “droit moral” or is in any way a defamation or mutilation of the Work, or of any part thereof, or contains unauthorized variations, alterations, modifications, changes or translations.

6.	INCIDENTAL RIGHTS

Without limiting the generality of the other grants contained herein, upon Purchaser’s exercise of the Option and agreement on Contingent Compensation, the following rights are also hereby granted, sold and assigned to Purchaser solely, exclusively, in perpetuity and throughout the world, to be exercised, however, only in connection with and for the purpose of advertising, publicizing, promoting and exploiting motion picture versions of the Work, and Purchaser’s exploitation of the other rights granted herein.

a.	Broadcast: The right to broadcast by radio or television (by living actors, transcriptions and other present or future means) dramatic versions, sketches, scenes, adaptations and material from or based upon the Work or any motion picture version thereof, and announcements of or concerning such motion pictures, which announcements may include material from the Work or from such motion pictures.

b.	Print Publication: The right to print and publish in such form and publications as Purchaser may desire for advertising and promotional purposes (including newspapers, fan magazines and trade periodicals) and to copyright in its own name, or the name of its nominee, excerpts, dialogue, summaries, synopses, sketches, dramatizations, novelizations or other adaptations of or selections from the Work and for any motion picture version thereof, not to be serialized, and the right to use excerpts from the Work and such motion pictures in heralds, programs, booklets, posters, lobby displays, press books and all other media of advertising and publicity, including commercial tie-ups.

c.	Use of Name: The right to identify Owner as the author of the Work.

7.	EXERCISE OF PURCHASER’S RIGHTS

It is agreed that all rights granted to Purchaser herein may be exercised by Purchaser with respect to all drafts, revisions, adaptations, arrangements, dramatizations, translations (to the extent Owner is able to obtain such rights) and other versions of the Work which may heretofore have been written or which may hereafter be written by or with the authority of Owner. It is further agreed that Purchaser shall be under no obligation to exercise or put to use any of the rights acquired by Purchaser hereunder and that Purchaser may exercise any one or more of said rights at any time.

8.	CREDIT

If no other screenwriter is engaged by Purchaser to provide services on the screenplay, Owner will be granted an on-screen, single card “Written By” credit in the main credits. If additional writers are engaged to work on the Work and/or if the motion picture is produced pursuant to an applicable agreement, then the screenwriting credit may be adjusted by Purchaser to take into account the contributions of other writers and/or the protocols set forth in the applicable agreement. Unless otherwise required by the protocols of an applicable agreement, Owner is guaranteed no less than a “Story By” writing credit. Upon Owner’s timely request, Awaken Ewe Films, an entity wholly owned and controlled by Owner, will receive a “logo” credit in the closing credits of the picture from artwork provided by Owner. Except for the logo credit, Owner will be granted the aforesaid credits in all print and other promotions of the motion picture, excluding only award ads and other standard industry exclusions. Notwithstanding the provisions of this section, the parties agree that any accidental or inadvertent failure by Purchaser to grant any of the credits provided for herein shall not be deemed a material breach of this Agreement.

9.	PUBLICITY

All publicity, paid advertisements, press notices, or other information with respect to the exploitation of any of the rights granted hereunder by Owner to Purchaser shall be under the sole control of Purchaser, and Owner shall not consent and/or authorize any person or entity to release such information without the express prior written approval of Purchaser.

10.	RIGHT TO ENGAGE IN PREPRODUCTION AND PRODUCTION SET VISITS

Owner acknowledges that during any and all applicable Option Terms, Purchaser may undertake development, preproduction and production activities in connection with any of the rights to be acquired hereunder. If Purchaser chooses to produce the Work, Owner shall have the right to visit the film production set under such reasonable terms and conditions as shall be further described in a “Production Services Agreement” with the production company selected by the Purchaser.

11.	OPTION PERIOD RESTRICTIONS

During any and all applicable Option Terms, Owner shall not exercise or otherwise utilize any of the rights herein granted to Purchaser nor the rights reserved to Owner; nor shall Owner permit the use of or use any other rights reserved to Owner in a way that would in any manner or for any purpose unfairly compete, interfere, or conflict with the full and unrestricted use of the rights herein granted to Purchaser.

12.	COPYRIGHT OF WORK

If the Work is hereafter published in any territory, Owner shall take and complete any and all steps and proceedings, required by law of any territory within which such publication occurs, to secure copyright in the Work, to prevent the Work from falling into the public domain by reason of such publication and to reserve for Purchaser all rights in any such publication granted to Purchaser hereunder. Owner shall take such steps and proceedings as may be necessary to renew or extend any and all copyrights now or hereafter secured upon the Work. As a material part of the consideration moving to Purchaser for its execution of this Agreement, Owner, without the payment of any further consideration by Purchaser, shall (promptly upon any such renewal or extension) assign to Purchaser, for such renewed or extended term, all of the rights in the Work which are granted to Purchaser under this Agreement. Owner hereby waives the provisions of Sections 203 and 304(c) of Title 17 of the U.S. Code, if either of said Sections is applicable, to the maximum extent permitted by law. If Owner has the right to and does exercise any termination rights under either of said Sections, then Purchaser shall, nonetheless, have the right of first negotiation and first refusal rights with respect to any proposal by Owner to grant any other person any of the rights herein granted Purchaser.

13.	ADDITIONAL DOCUMENTATION

Owner agrees to execute and procure any other and further instruments necessary to convey, assign and copyright the rights in the Work herein granted by Owner to Purchaser in any territory throughout the world. If it shall be necessary under the laws of any territory that copyright registration be acquired in the name of Owner, Purchaser is hereby authorized by Owner to apply for said copyright registration in the name of Owner; and, in such event, owner shall and does hereby assign and transfer the same unto Purchaser, subject to the rights in the Work reserved hereunder by Owner. Owner further agrees, upon request, duly to execute, acknowledge, procure and deliver to Purchaser such short form assignments as may be requested by Purchaser for the purpose of recording copyright ownership (or other bona fide purpose), in the United States or elsewhere.

14.	INSTITUTION OF LEGAL ACTION

Owner does hereby grant to Purchaser the free and unrestricted right, but at Purchaser’s own cost and expense, to institute in the name and on behalf of Owner any and all suits and proceedings at law or in equity to enjoin and restrain any infringement of the rights herein granted; and Owner does hereby assign and set over unto Purchaser any and all cause or causes of action arising or resulting by reason of or based upon such infringement or infringements, and Owner does hereby assign and set over unto Purchaser any and all recoveries obtained in any such action. Owner agrees that Owner will not compromise, settle or in any manner interfere with any such litigation, if brought, and Purchaser does hereby agree to indemnify and save harmless Owner from any costs or damages which Owner may suffer as a direct result of any such suits or proceedings, except to the extent, if any, that any such suit or proceeding is the result of a breach by Owner of Owner’s representations, warranties or agreements hereunder.

15.	DVD

Purchaser shall provide Owner with one DVD of the picture when commercially available, if ever.

16.	ATTORNEY-IN-FACT

Owner agrees duly to acknowledge, execute and deliver (or to procure same) any and all further instruments relating to the origin, copyright ownership, clearances of privacy and personality rights, and Purchaser’s enforcement of rights granted to Purchaser herein, that Purchaser reasonably deems necessary or expedient to carry out and effectuate such purposes. If Owner fails to do so, however, Purchaser shall have the right, and Owner hereby appoints Purchaser or its nominee, as Owner’s irrevocable attorney-in-fact and coupled with an interest, to execute, acknowledge, deliver and file (or to produce others to do so) such further instruments as Purchaser deems reasonably necessary or desirable to protect, defend or enforce Purchaser’s rights hereunder. Purchaser shall have the benefit of all of Owner's right, title and interest in and to any agreements, assignments, releases and other instruments in writing heretofore or hereafter executed in favor of Owner, if any, insofar as any said documents purport to grant or grant Owner any of the rights herein granted to Purchaser, together with the full benefit of any representation, warranty or agreement made by any other person in favor of Owner. For clarification, Purchaser’s power-of-attorney granted herein does not extend to the execution by Purchaser of motion picture financing or distribution agreements on behalf of Owner that would make Owner a direct party to such agreements.

17.	ASSIGNMENT

Purchaser may assign, transfer, license, delegate or grant all or any part of its rights, privileges, and property hereunder to any person. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns. In the event Purchaser shall sell or assign all of its right, title, and interest in and to the Work, and in the event such transferee shall assume all of the executory obligations of Purchaser as of the date of such transfer, Purchaser shall be, and is hereby, released from all further obligations to Owner hereunder accruing from and after the date of such transfer.

18.	MISCELLANEOUS

a.	Member of Public: Neither Purchaser’s entering into this Agreement, nor anything herein contained, nor submission of the Work to Purchaser shall put Purchaser in a worse position with respect to the Work and rights therein than Purchaser would otherwise have been in as a member of the general public.

b.	Entire Understanding; Governing Law: This Agreement, including the exhibits attached hereto: (i) Contains the full and complete understanding of the parties and supersedes all other agreements between the parties whether written or oral with respect to the subject matter hereof; (ii) Shall be construed in accordance with the laws of the State of California, without giving effect to its choice of law rules. Owner agrees that venue for any claims arising from this Agreement will be a court of competent jurisdiction within King County, Washington.

c.	Waiver: No waiver by either party of any breach hereof shall be deemed a waiver of any preceding or succeeding breach hereof. Purchaser shall not be liable for any breach of this Agreement unless it shall have received written notice from Owner of such breach and shall not, within a reasonable time after receipt of such notice, have cured such breach.

d.	Relationship: Nothing herein contained shall constitute a partnership between or joint venture by the parties hereto, or constitute either party the agent of the other. Neither party shall hold itself out contrary to the terms of this paragraph, and neither party shall become liable for the representation, act, or omission of the other, contrary to the provisions hereof. This Agreement is not for the benefit of any third party and shall not be deemed to give any right or remedy to any third party, whether referred to herein or not.

e.	Severability: Nothing contained in this Agreement shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this Agreement and any material statute, law, ordinance, order or regulation contrary to which the parties have no legal right to contract, the latter shall prevail, but in such event, any provision of this Agreement so effected shall be curtailed and limited only to the extent necessary to bring it within the legal requirements; provided, however, that no other provision of this Agreement shall be affected thereby and such other provision shall continue in full force and effect.

f.	Section Headings: Section headings are for convenience only and shall not be deemed part of this Agreement or used to construe it or otherwise be given any legal effect.

g.	Attorney&$146;s Fees: If an action is brought in connection with this agreement, the prevailing party shall be entitled to collect from the losing party all reasonable legal fees and costs incurred therein.

h.	Counterparts: This Agreement may be executed in one or more counterparts which may be delivered by email or facsimile signature, but all of which, taken together, shall constitute but one original document.

19.	NOTICES

All notices hereunder may be served personally or by certified or registered mail, telegraph, overnight courier service or cable to the following addresses, or such substitute address as either party may designate by written notice to the other. The date of deposit of such notice in the United States mail or the date of delivery thereof to the telegraph or cable office shall be deemed the date of service of any notice. The addresses to which any such notice, accountings or statements are to be sent are as follows:

Purchaser:
IndieShares, LLC
c/o Jay T Schwartz
2311 N. 45th St., Ste. 310
Seattle, WA 98103

Owner:
Sheila Jenca
2907 Haddington Dr.
Los Angeles, CA 90064

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

For Purchaser		For Owner

By:	/s/ JAY T SCHWARTZ	By:	/s/ SHEILA JENCA
Name:	Jay T Schwartz	Name:	Sheila Jenca
Title:	President of IndieShares, LLC

Exhibit A

Short Form of Assignment

KNOW ALL BY THESE PRESENTS: that in consideration of the payment of good and valuable consideration, receipt of which is hereby acknowledged, the undersigned party, Sheila Jenca (“Owner”) hereby sells, grants, assigns and sets over unto IndieShares, LLC, a Washington Limited Liability Company, including its subsidiaries and affiliates, collectively (“Purchaser”) and its representatives, heirs, successors, and assigns, in perpetuity and throughout the world, the sole and exclusive motion picture, television, and allied and ancillary rights of every kind and nature (except certain specified reserved rights), including, without limitation, limited publication, radio, and television rights for advertising and exploitation purposes, in and to the literary, dramatic and/or musical writings and materials (“Work”) described as follows:

Title: “Waitlist”

Author: Sheila Jenca

Date and Place of Publication: Unpublished

Date of WGA Registration: June 27, 2003

Name of WGA Registrant: Sheila Marie Jenca

Said rights include, without limitation, all plots, themes, titles, dialogue, language, incidents, action, story, characters, and copyrights thereof and all renewals and extensions of such copyright, and any translations, novelizations, dramatizations, sequels, remakes and other adaptations or versions thereof, now made or hereafter created, made or permitted to be made by the Owner. This assignment is of all rights acquired pursuant to a certain Option/Purchase Agreement dated as of September 21, 2007, between the parties hereto and is subject to all of the terms and conditions of said Agreement.

Owner shall obtain or cause to be obtained renewals of all United States copyrights in and to the Work, whether or not referred to herein, and shall assign said rights under said renewal copyrights to Purchaser without further consideration. Purchaser is also hereby empowered to bring, prosecute, defend, and appear in suits, actions, and proceedings of any nature under or concerning all copyrights in and to the Work and all renewals thereof, or concerning any infringement of any such copyright or renewal copyright, or interference with any of the rights hereby granted to Purchaser under said copyrights or renewals thereof, in its own name or in the name of the copyright proprietor and/or Owner, but at the expense of Purchaser, and at its option, Purchaser may join such copyright proprietor and/or Owner as a party in such suit, action or proceeding; any recovery therefrom is hereby assigned to Purchaser.

Owner hereby assigns to Purchaser all documents heretofore or hereafter executed in favor of Owner by any third party insofar as such documents affect or pertain to any of the rights herein granted to Purchaser.

IN WITNESS WHEREOF, the undersigned have executed this assignment as of September 21, 2007.

For Purchaser		For Owner

By:	/s/ JAY T SCHWARTZ	By:	/s/ SHEILA JENCA
Name:	Jay T Schwartz	Name:	Sheila Jenca
Title:	President of IndieShares, LLC